                                                                    Exhibit 12.1

                            AMF Group Holdings Inc.
               Computation of Ratio of Earnings to Fixed Charges
                            (in millions of dollars)




                                             Pro Forma
                          AMF Group          AMF Group
                        Holdings Inc.      Holdings Inc.                                       Predecessor Company
                        -------------      -------------    -----------------------------------------------------------------------
                                           Twelve Months       Four Months
                         Period Ended          Ended              Ended
                         December 31,       December 31,        April 30,                             Years Ended December 31,
                         ------------       ------------        ---------        --------------------------------------------------
                             1996               1996              1996               1995              1994              1993
                             ----               ----              ----               ----              ----              ----
Pre-tax income
(loss) from
continuing
operations            $           (28.2)  $         (30.6)  $          (13.6)  $          108.9  $          115.8  $           97.5

Fixed charges:
 Interest expense                   78.0             106.2                4.5              15.7               7.4               5.0

 Amortization of
 debt issue costs on
 all indebtedness                    3.3               4.5                  -                 -                 -                 -

 Rentals -33%                        4.5               7.0                2.5               5.6               5.0               4.8
                      ------------------  ----------------  -----------------  ----------------  ----------------  ----------------
 Total fixed charges                85.8             117.7                7.0              21.3              12.4               9.8
                      ------------------  ----------------  -----------------  ----------------  ----------------  ----------------
 Earnings before
 income taxes and
 fixed charges        $             57.6  $           87.1  $           (6.6)  $          130.2  $          128.2  $          107.3
                      ==================  ================  =================  ================  ================  ================
 Ratio of earnings
 to fixed charges                    0.7               0.7                  -               6.1              10.3              10.9
                      ==================  ================  =================  ================  ================  ================
 Deficiency of
 earnings to fixed
 charges              $           (28.2)  $         (30.6)  $          (13.6)  $              -  $              -  $              -
                      ==================  ================  =================  ================  ================  ================



                          Predecessor
                            Company                         For the Three Months Ended March 31,
                      ------------------       --------------------------------------------------------
                                                                       Pro Forma
                          Years Ended            AMF Group             AMF Group         Predecessor
                          December 31,         Holdings Inc.         Holdings Inc.         Company
                      ------------------       -------------         -------------       -----------
                              1992                 1997                  1996               1996
                              ----                 ----                  ----               ----
Pre-tax income
(loss) from
continuing
operations              $           79.5  $                   1.2  $             0.2  $            24.3

Fixed charges:
 Interest expense                    7.9                     27.7               26.6                3.8

 Amortization of
 debt issue costs on
 all indebtedness                    0.1                      1.1                1.2                  -

 Rentals -33%                        5.1                      1.6                1.6                1.6
                        ----------------  -----------------------  -----------------  -----------------
 Total fixed charges                13.1                     30.4               29.4                5.4
                        ----------------  -----------------------  -----------------  -----------------
 Earnings before
 income taxes and
 fixed charges          $           92.6  $                  31.6  $            29.6  $            29.7
                        ================  =======================  =================  =================
 Ratio of earnings
 to fixed charges                    7.1                      1.0                1.0                5.5
                        ================  =======================  =================  =================
 Deficiency of
 earnings to fixed
 charges                $              -  $                     -  $               -  $               -
                        ================  =======================  =================  =================